UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007 (November 9, 2007)

Eagle Bulk Shipping Inc.

 (Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Madison Avenue, Suite 1405 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500

 (Registrant’s telephone number, including area code)

None

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Amended and Restated Restricted Stock Unit Awards

On October 4, 2007, Sophocles N. Zoullas, Chief Executive Officer of Eagle Bulk Shipping Inc. (the “Company”) and Alan S. Ginsberg, Chief Financial Officer of the Company (collectively the “Executive Officers”) were granted restricted stock unit awards (“RSUs”) under the Company’s 2005 Stock Incentive Plan (the “Plan”).  On November 9, 2007 the RSUs were amended  to provide for vesting upon a termination without cause or for good reason within 24 months after a change in control (as such terms are defined in the RSUs and in the Plan), and to provide for  a gross-up for any excise taxes  under Section 4999 of the Internal Revenue Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the RSUs or under other plans or agreements.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By:  /s/ Sophocles N. Zoullas

Name: Sophocles N. Zoullas

Title:  Chief Executive Officer

Date: November 15, 2007

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